UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              OLD NATIONAL BANCORP
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             (Exact name of registrant as specified in its charter)

          INDIANA                                        35-1539838
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

  420 Main Street, Evansville, Indiana                      47708
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(Address of Principal Executive Offices)                  (Zip Code)

          Permanent Bancorp, Inc. 1993 Stock Option and Incentive Plan
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                            (Full title of the plan)

         Jeffrey L. Knight, Esq., Corporate Secretary & General Counsel,
                              Old National Bancorp
                   420 Main Street, Evansville, Indiana 47708
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                     (Name and address of agent for service)

                                 (812) 464-1363
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          (Telephone number, including area code, of agent of service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Title of securities       Amount to be       Proposed maximum offering          Proposed maximum             Amount of
 to be registered     registered (1)(2)(3)      price per share (3)       aggregate offering price (3)   registration fee
--------------------------------------------------------------------------------------------------------------------------
   Common Stock,             14,782                    $28.00                       $413,896                  $110.00
   no par value
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1. Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Permanent Bancorp, Inc. 1993 Stock Option and Incentive Plan (the "Permanent Plan").

2. The 14,782 shares registered hereby represent the remaining shares issuable pursuant to the Permanent Plan.

3. With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraph (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on August 28, 2000, as quoted on the Nasdaq National Market ($28.00 per share).

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

           The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


Item 2. Registrant Information and Employee Plan Annual Information.

           The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

           The following documents previously filed by Old National Bancorp
(the "Registrant") (SEC File No. 0-10888) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

          1. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

          2. Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1999.

          3. Registrant's Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

          4.   Registrant's Report on Form 8-K filed on April 19, 2000.

          5. The description of Registrant's common stock contained in its Current Report on Form 8-K, dated January 6, 1983 (incorporated by reference thereto), and the description of Registrant's Preferred Stock Purchase Rights contained in Registrant's Form 8-A, dated March 1, 1990, as amended on March 1, 2000, including the Rights Agreement, dated March 1, 1990, as amended on March 1, 2000, between the Registrant and Old National Bank in Evansville, as Trustee (incorporated by reference thereto).

           All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") following the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or which registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

Not Applicable.


Item 5. Interests of Named Experts and Counsel.

Not Applicable.


Item 6. Indemnification of Directors and Officers.

           The Registrant's Articles of Incorporation provide that the Registrant will indemnify any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.


Item 7. Exemption from Registration Claimed.

Not Applicable.


Item 8. Exhibits.

           The following exhibits are being filed as part of this Registration
Statement:

Exhibit Number             Document
--------------             --------

          4.1 (a) the description of Registrant's common stock contained in its Current Report on Form 8-K, dated January 6, 1983 (incorporated by reference thereto), and (b) the description of Registrant's Preferred Stock Purchase Rights contained in Registrant's Form 8-A, dated March 1, 1990, as amended on March 1, 2000, including the Rights Agreement, dated March 1, 1990, as amended on March 1, 2000, between the Registrant and Old National Bank in Evansville, as Trustee (incorporated by reference thereto).

          4.2  Permanent Bancorp, Inc. 1993 Stock Option and Incentive Plan.

          5 Opinion of Krieg DeVault Alexander & Capehart as to the legality of the securities being registered.

          23.1 Consent of Krieg DeVault Alexander & Capehart (included in opinion filed as Exhibit 5 to this Registration Statement).

          23.2 Consent of PricewaterhouseCoopers LLP.

          23.3 Consent of Arthur Andersen LLP.

          23.4 Consent of Heathcott & Mullaly, P.C.

          23.5 Consent of Olive LLP.

          24   Powers of Attorney.


Item 9. Undertakings.

(a)        The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                      * * *

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on August 30, 2000.

                                             OLD NATIONAL BANCORP


                                             By: /s/ JAMES A. RISINGER
                                                -----------------------
                                                James A. Risinger, President


           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below as of August 30, 2000.

Name                                         Title
----                                         -----
/s/ JAMES A. RISINGER         Chairman of the Board, Director, President and
-------------------------     Chief Executive Officer (Chief Executive Officer)
James A. Risinger

/s/ JOHN S. POEKLER           Executive Vice President (Chief Financial Officer
-------------------------     and Principal Accounting Officer)
John S. Poekler

DAVID L. BARNING*
-------------------------     Director
David L. Barning


RICHARD J. BOND*
-------------------------     Director
Richard J. Bond

ALAN W. BRAUN*
-------------------------     Director
Alan W. Braun

WAYNE A. DAVIDSON*
-------------------------     Director
Wayne A. Davidson

LARRY E. DUNIGAN*
-------------------------     Director
Larry E. Dunigan

DAVID E. ECKERLE*
-------------------------     Director
David E. Eckerle

ANDREW E. GOEBEL*
-------------------------     Director
Andrew E. Goebel

PHELPS L. LAMBERT*
-------------------------     Director
Phelps L. Lambert

RONALD B. LANKFORD*
-------------------------     Director
Ronald B. Lankford

LUCIEN H. MEIS*
-------------------------     Director
Lucien H. Meis

LOUIS L. MERVIS*
-------------------------     Director
Louis L. Mervis

JOHN N. ROYSE*
-------------------------     Director
John N. Royse

MARJORIE Z. SOYUGENC*
-------------------------     Director
Marjorie Z. Soyugenc

KELLEY N. STANLEY*
-------------------------     Director
Kelley N. Stanley

CHARLES D. STORMS*
-------------------------     Director
Charles D. Storms

*By: /s/ JEFFREY L. KNIGHT
     ---------------------    Attorney-in-Fact

Printed Name: Jeffrey L. Knight
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